UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2008

ELITE ARTZ, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52020	90-0201309
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7/F, Chai Wan Industrial City, Phase 2, 70 Wing Tai Road, Cai Wan, Hong Kong
(Address of Principal Executive Offices)
Registrant's telephone number, including area code: 852-2889-0183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 15, 2008, Mr. Lau Hing Bun submitted his resignation as a director of the Company to the Board of Directors, which accepted the resignation on the same day. There were no disagreements between Mr. Lau and the Company that resulted in his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2008

Elite Artz, Inc.

By:	/s/ Clifford Lun Kee Pang
Clifford Lun Kee Pang
Director